Exhibit 10.1

EXECUTION VERSION

INCREMENTAL FACILITY AMENDMENT

by and among

GRAPHIC PACKAGING INTERNATIONAL, LLC,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE INCREMENTAL TERM A-3 LENDER PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of July 22, 2021

COBANK, ACB,

as the Incremental Term A-3 Facility Lead Arranger

$250,000,000 INCREMENTAL TERM FACILITY

INCREMENTAL FACILITY AMENDMENT

This Incremental Facility Amendment (this “Agreement”), dated as of July 22, 2021 (the “Incremental Term A-3 Facility Agreement Effective Date”), is made by and among GRAPHIC PACKAGING INTERNATIONAL, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors signatory hereto, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”) and COBANK, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as amended (“CoBank”), as sole lead arranger and bookrunner for the Incremental Term A-3 Facility referred to below (in such capacity, the “Incremental Term A-3 Lead Arranger”), and, as sole lender under the Incremental Term A-3 Facility (in such capacity, the “Incremental Term A-3 Lender”).

RECITALS:

A.    The Borrower, the other borrowers from time to time party thereto, the Administrative Agent, and the banks and other financial institutions from time to time party thereto have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 1, 2021 (as amended, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement).

B.    The Borrower and the Guarantors have entered into that certain Fourth Amended and Restated Guarantee and Collateral Agreement dated as of April 1, 2021 (as in effect on the date hereof, the “Guarantee and Collateral Agreement”) (i) pursuant to which the Guarantors have guaranteed the payment and performance of the obligations of the Borrower and the other borrowers from time to time party thereto under the Credit Agreement and the other Loan Documents, and (ii) which secures the Obligations of the Loan Parties under the Credit Agreement and other Loan Documents.

C.    The Borrower has requested that CoBank, as Incremental Term A-3 Lead Arranger, arrange and, as Incremental Term A-3 Lender, provide a senior Farm Credit System incremental term loan facility (the “Incremental Term A-3 Facility”) in an aggregate principal amount of $250,000,000, to consist of a $250,000,000 Incremental Term A-3 Loan (the “Incremental Term A-3 Loan”). The Incremental Term A-3 Facility is to be documented as an incremental term loan tranche under the Credit Agreement pursuant to this Agreement, all as set forth herein.

D.    The Incremental Term A-3 Lender is willing to provide the Incremental Term A-3 Facility, on the terms and conditions contained in this Agreement and in subsection 2.6 of the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

1.    Amendment. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)    Subsection 4.2(d) of the Credit Agreement is hereby amended by adding the following new sentence at the end of such subsection:

“Notwithstanding the foregoing, any prepayment amount required to be applied from time to time to that certain Incremental Term A-3 Loan (as defined below) in accordance with the first sentence of this subsection 4.2(d) shall be applied to the principal installment payment of the Incremental Term A-3 Loan due at maturity. For purposes hereof, “Incremental Term A-3 Loan” shall have the meaning assigned thereto under that certain Incremental Facility Amendment dated as of July 22, 2021 by and among the Company, as borrower, the Guarantors signatory thereto, the Administrative Agent and COBANK, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as amended (“CoBank”), as sole lead arranger and bookrunner, and, as sole lender.”

(b)    Schedule 11.6(f) to the Credit Agreement is hereby amended and restated, to add any Voting Participants in respect of the Incremental Term A-3 Facility, and shall be deemed replaced in its entirety to read in the form attached hereto as Schedule 11.6(f).

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.

2.    Agreements related to Incremental Term A-3 Facility.

(a)    Incremental Term A-3 Facility. Pursuant to subsection 2.6 of the Credit Agreement, the Incremental Term A-3 Facility is hereby established under the Credit Agreement on the terms set forth below.

(b)    Principal Amount. The aggregate principal amount of the Incremental Term A-3 Lender’s commitment with respect to Incremental Term A-3 Loan is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000). The Borrower’s obligations with respect to the Incremental Term A-3 Loan shall constitute Obligations under the Credit Agreement, and the Incremental Term A-3 Loan will be guaranteed and will rank pari passu in right of payment and security with the Loans outstanding as of the date hereof.

(c)    Availability/Borrowing. The Incremental Term A-3 Loan shall be funded in a single drawing on a Business Day occurring on or before July 31, 2021 (the date on which such Incremental Term A-3 Loan is funded, the “Incremental Term A-3 Loan Funding Date”). The Borrower shall provide the Administrative Agent and the Incremental Term A-3 Lead Arranger a duly executed borrowing notice substantially consistent (where applicable) with Exhibit G (Loan Notice) to the Credit Agreement not later than (x) 1:00 p.m. three (3) Business Days prior to the requested date of Borrowing if the Incremental Term A-3 Loan shall consist of a Eurocurrency Loan and (y) 12:00 noon one Business Day prior to the requested date of any Borrowing if the Incremental Term A-3 Loan shall consist of a Base Rate Loan. The obligation of the Incremental Term A-3 Lender to honor such Request for Credit Extension is subject to the satisfaction or waiver of the conditions precedent set forth in subsections 6.2(a), (b) and (c) of the Credit Agreement. Once repaid, the Incremental Term A-3 Loan may not be reborrowed.

(d)    Maturity Date; Repayment. The maturity date for the Incremental Term A-3 Loan shall be July 22, 2028 (the “Incremental Term A-3 Loan Maturity Date”). The Borrower shall repay in full the unpaid principal amount of the Incremental Term A-3 Loan on the Incremental Term A-3 Loan Maturity Date.

(e)    Interest Rate. The Incremental Term A-3 Loan shall bear interest at a rate equal to (i) the Base Rate plus the Applicable Margin set forth in the Pricing Grid below or (ii) the Eurocurrency Rate plus the Applicable Margin set forth in the Pricing Grid below, as selected by the Borrower. Each Base Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Base Rate for such day plus the Applicable Margin in effect for such day. Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.

Consolidated Total Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurocurrency Loans
Greater than or equal to 4.00 to 1.00	1.25%	2.25%
Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	1.00%	2.00%
Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	0.75%	1.75%
Less than 2.50 to 1.00	0.50%	1.50%

During the period from the Incremental Term A-3 Facility Effective Date until the first Adjustment Date occurring after July 1, 2021, the Applicable Margin shall equal (A) with respect to Base Rate Loans, 0.75% per annum, and (B) with respect to Eurocurrency Loans, 1.75% per annum. The Applicable Margins will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for Base Rate Loans” or “Applicable Margin for Eurocurrency Loans” on the Pricing Grid which corresponds to the Consolidated Total Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b) of the Credit Agreement as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(a) of the Credit Agreement are not delivered when due, then:

(i)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

(ii)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(iii)    if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 1.25% per annum in the case of Base Rate Loans, and 2.25% per annum in the case of Eurocurrency Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9 of the Credit Agreement).

In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.

(f)    Default Rate. If all or a portion of (i) the principal amount of the Incremental Term A-3 Loan, (ii) any interest payable thereon or (iii) any unused commitment fee or other amount payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum determined in accordance with Section 2(e) of this Agreement as of such date plus an additional margin of 2% per annum from the date of such non-payment until such amount is paid in full (as well after as before judgment). While any Event of Default specified in subsection 9(f) of the Credit Agreement exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum determined in accordance with Section 2(e) of this Agreement as of such date plus an additional margin of 2% per annum to the fullest extent permitted by applicable Laws. In each case, such adjusted rate shall constitute a Default Rate under the Credit Agreement.

(g)    Interest Payment Dates.

(i)     As to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and the Termination Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

(ii)     As to any Base Rate Loan, the first Business Day of each January, April, July and October and the Termination Date of the Facility under which such Loan was made.

(iii)    Interest shall be payable in arrears on each Interest Payment Date and the Incremental Term A-3 Loan Maturity Date, commencing with the first such date to occur after the Incremental Term A-3 Loan Funding Date, provided that the interest accruing pursuant to section 2(f) of this Agreement shall be payable from time to time on demand.

(h)    Prepayment; Indemnity.

(i)    The Borrower may any time and from time to time, upon notice to the Administrative Agent and the Incremental Term A-3 Lead Arranger pursuant to delivery to the Administrative Agent and the Incremental Term A-3 Lead Arranger of a duly executed notice of loan prepayment substantially consistent (where applicable) with Exhibit L (Notice of Loan Prepayment) to the Credit Agreement, prepay the Incremental Term A-3 Loan made to it, in whole or in part, without penalty or premium; provided, that all such voluntary prepayments shall be subject to Section 4.10 of the Credit Agreement, provided, further, that such notice must be received by the Administrative Agent and the Incremental Term A-3 Lead Arranger three (3) Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date and amount of prepayment and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Upon the receipt of any such notice the Incremental Term A-3 Lead Arranger shall promptly notify the Incremental Term A-3 Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the amounts due pursuant to Section 4.10 of the Credit Agreement and accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this clause (h)(i) if such prepayment would have resulted from a refinancing of the Incremental Term A-3 Loan, which refinancing shall not have been consummated or shall have otherwise been delayed. Partial prepayments pursuant to this clause (h) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(ii)    In connection with any mandatory prepayment under subsection 4.2(b) of the Credit Agreement and in accordance with subsection 4.2(c) of the Credit Agreement, the Borrower shall ensure (whether through an additional optional prepayment or otherwise) that the Incremental Term A-3 Loan is prepaid on a ratable basis with the outstanding Term A-1 Loans and Term A-2 Loans pursuant to subsection 4.2(d) of the Credit Agreement; it being understood that the amount of the prepayment required by subsection 4.2(b) to be applied to the Incremental Term A-3 Loan shall be reduced by the portion of Net Cash Proceeds required to make corresponding mandatory prepayments of any Term A-1 Loans, any Term A-2 Loans, any pari passu Incremental Term Loans and any other pari passu Indebtedness incurred pursuant to subsection 8.2(e)(i) or (e)(ii) of the Credit Agreement then outstanding that requires such corresponding mandatory prepayment; provided that (x) such prepayment of the Incremental Term A-3 Loan shall be applied to the principal installment payment of the Incremental Term A-3 Loan due at maturity and (y) any such mandatory prepayment shall be subject to subsection 4.2(g) of the Credit Agreement. Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement, Section 4.10 of the Credit Agreement shall apply to any mandatory prepayment of any portion of the Incremental Term A-3 Loan pursuant to subsection 4.2(b) of the Credit Agreement and to any payment of any portion of the Incremental Term A-3 Loan following an acceleration of the Loans pursuant to Section 9 of the Credit Agreement.

(i)    Use of Proceeds. The proceeds of the Incremental Term A-3 Loan shall be used by the Borrower to refinance previous investments that allow its pulp and paper mills to generate power from renewable energy sources (namely, energy conversion systems fueled by biomass) and use the renewable power for their operations (collectively, the “Renewable Energy Investments”) (or financings thereof or indebtedness incurred in connection therewith) or to finance new Renewable Energy Investments.

(j)    CoBank Capital Plan. Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities (as hereinafter defined) and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest.

(k)    CoBank Equity. Until the Incremental Term A-3 Loan Funding Date, the Borrower will maintain its status as an entity eligible to borrow from CoBank. So long as CoBank is the Incremental Term A-3 Lender hereunder, the Borrower will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Incremental Term A-3 Loan made by CoBank may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Borrower’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.

(l)    Incremental Facility Amendment. The parties hereto agree and acknowledge that for all purposes (i) this Agreement shall be considered an “Incremental Facility Amendment”, (ii) the Incremental Term A-3 Facility provided herein shall be considered an “Incremental Term Facility”, (iii) the Incremental Term A-3 Lender shall be considered an “Incremental Term Lender”, (iv) the borrowing to be made hereunder shall be considered an “Incremental Term Borrowing”, (v) the commitment of the Incremental Term A-3 Lender hereunder to make the Incremental Term A-3 Loan pursuant to the terms hereof shall be considered an “Incremental Term Commitment” and (vi) each Loan made pursuant to this Section 2 shall be considered an “Incremental Term Loan”, in each case as such terms are defined in and used in the Credit

Agreement. Furthermore, (x) the parties hereto agree and acknowledge that for all purposes, (i) the Obligations in respect of the Incremental Term A-3 Loan as provided herein shall be considered “Credit Agreement Obligations” and (ii) the Incremental Term A-3 Facility as provided herein shall be considered one of the “Credit Facilities”, in each case as such terms are defined in the Intercreditor Agreement, and (y) the parties hereto agree and acknowledge that for all purposes the Incremental Term A-3 Facility as provided herein constitutes a “Credit Facility” under and as defined in the Indentures (as defined in the Credit Agreement).

(m)    Promissory Note. The Borrower agrees that, in order to evidence the Incremental Term A-3 Lender’s Incremental Term A-3 Loan, the Borrower will execute and deliver to the Incremental Term A-3 Lender a promissory note in form and substance as reasonably requested by the Incremental Term A-3 Lead Arranger, with appropriate insertions as to payee, date and principal amount, payable to the Incremental Term A-3 Lender and in a principal amount equal to the unpaid principal amount of the Incremental Term A-3 Loan made by the Incremental Term A-3 Lender to the Borrower.

3.    Effectiveness of Agreement and Commitments. This Agreement and the Commitments herein provided shall become effective upon the receipt by the Administrative Agent and the Incremental Term A-3 Lead Arranger of each of the following:

(a)    Documents. The Administrative Agent and the Incremental Term A-3 Lead Arranger shall have received (i) counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Incremental Term A-3 Lender; (ii) a promissory note in form and substance as reasonably requested by the Incremental Term A-3 Lead Arranger executed by the Borrower in favor of the Incremental Term A-3 Lender; and (iii) a certificate, dated the Incremental Term A-3 Facility Agreement Effective Date and signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to the Incremental Term A-3 Facility, (x) the Loan Parties are in compliance with the conditions set forth in subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of such Borrowing” in such subsection 6.2 of the Credit Agreement shall be deemed to refer to the Incremental Term A-3 Facility Agreement Effective Date and (y) the Borrower shall be in Pro Forma Compliance.

(b)    Legal Opinions. The Administrative Agent and the Incremental Term A-3 Lead Arranger shall have received the following executed legal opinions (each in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-3 Lead Arranger):

(i)    the executed legal opinion of Alston & Bird LLP, special New York counsel to each of Intermediate Holding, the Borrower and the other Loan Parties;

(ii)    the executed legal opinion of Lauren S. Tashma, counsel to each of Intermediate Holding, the Borrower and certain other Loan Parties; and

(iii)    the executed legal opinions of special counsel to the Loan Parties in each jurisdiction where a Guarantor is organized that is not included above.

(c)    Corporate Proceedings of the Borrower and the Guarantors. The Administrative Agent and the Incremental Term A-3 Lead Arranger shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-3 Lead Arranger, of the board of directors or comparable body of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the promissory note and the other Loan Documents to be executed by such Loan Party in connection with this Agreement, and (ii) the use of the Credit Extensions to the Borrower to occur on the Incremental Term A-3 Loan Funding Date, in each case certified by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as of the Incremental Term A-3 Facility Agreement Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-3 Lead Arranger and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(d)    Governing Documents. The Administrative Agent and the Incremental Term A-3 Lead Arranger shall have received (i) copies of the certificate or articles of incorporation and by-laws of the Borrower and each Guarantor, certified as of the Incremental Term A-3 Facility Agreement Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party or (ii) certifications of the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as to the absence of any amendment or change to such governing documents since the Effective Date.

(e)    KYC Information. The Incremental Term A-3 Loan Lender and the Incremental Term A-3 Loan Lead Arranger shall have received, at least five (5) Business Days prior to the Incremental Term A-3 Facility Agreement Effective Date (or such shorter time as agreed by the Incremental Term A-3 Lead Arranger), all documentation and other information requested by the Incremental Term A-3 Lender in writing at least five (5) Business Days prior to such date and required by regulatory authorities under applicable “Know Your Customer” and antimoney laundering rules and regulations, including, without limitation, the USA PATRIOT Act and beneficial ownership regulations.

(f)    Fees and Expenses. All of the fees and expenses payable on the Incremental Term A-3 Facility Agreement Effective Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4.    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Guarantee and Collateral Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Guarantor’s payment and performance obligations with respect to the Incremental Term A-3 Loan made pursuant to the Incremental Term A-3 Facility) and the enforceability of the Guarantee and Collateral Agreement against such Guarantor in accordance with its terms. Notwithstanding the foregoing, the parties hereto acknowledge and agree that any Liens granted under any Security Documents on any property also granted to or held by the Administrative Agent under any Loan Document shall be released on any Collateral Release Date as provided in the Credit Agreement.

5.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, shall (except to the extent that they relate to a particular date, in which case they shall remain true and correct as of such particular date) be true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse Effect) on and as of the date hereof as if made on and as of the date hereof, provided that for purposes of this Section 6(a), the representations and warranties contained in subsection 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b) of the Credit Agreement, respectively.

(b)    The Persons appearing as Subsidiary Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Guarantors after the Effective Date, and each of such Persons has become and remains a party to the Guarantee and Collateral Agreement as a “Guarantor”.

(c)    This Agreement has been duly authorized, executed and delivered by Intermediate Holding, the Borrower and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d)    No Default or Event of Default has occurred and is continuing.

6.    Entire Agreement. This Agreement, together with all the Loan Documents, the mandate letter dated as of June 2, 2021, between the Borrower and CoBank and fee letters executed in connection with this Agreement (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with subsection 11.1 of the Credit Agreement.

7.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.    Governing Law. This Agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and shall be further subject to the provisions of subsection 11.15 of the Credit Agreement.

10.    Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.    References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as modified hereby and as further amended, supplemented or otherwise modified from time to time, and this Agreement shall constitute a Loan Document.

12.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Incremental Term A-3 Lender and each of their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in subsection 11.6 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

FIELD CONTAINER QUERETARO (USA), L.L.C.

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

Graphic Packaging International, LLC

Incremental Facility Amendment

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

Graphic Packaging International, LLC

Incremental Facility Amendment

Signature Page

INCREMENTAL TERM A-3 LEAD ARRANGER AND INCREMENTAL TERM A-3 LENDER:

COBANK, ACB,

By:	/s/ Robert Prickett
Name:	Robert Prickett
Title:	Vice President

Graphic Packaging International, LLC

Incremental Facility Amendment

Signature Page

SCHEDULE 11.6(f)

VOTING PARTICIPANTS

Voting Participant	Selling Lender	Voting Participant Contact	Revolving Credit Participation	Applicable Voting Percentage	Term A-1 Loan Participation	Applicable Voting Percentage	Term A-2 Loan Participation	Applicable Voting Percentage	Incremental Term A-3 Loan Participation	Applicable Voting Percentage
Farm Credit Bank of Texas	CoBank, ACB	4801 Plaza on the Lake Drive Austin, TX 78746 Telephone: (512) 465-0607 Email: Evelin.Herrera@FarmCreditBank.com Attention: Evelin Herrera	$20,472,314.00	1.106611568%	$5,527,686.00	1.005033818%	$31,000,000.00	7.294117647%	$10,000,000.00	5.479452055%

Northwest Farm Credit Services, FLCA	CoBank, ACB	1700 S. Assembly Street Spokane, WA 99224 Telephone: (206) 569-5572 Email: participations@farm-credit.com Attention: Jeremy Roewe	$8,740,103.00	0.472438000%	$2,359,897.00	0.429072182%	$23,500,000.00	5.529411765%	$11,750,000.00	6.438356164%

American AgCredit, FLCA	CoBank, ACB	5560 S. Broadway Eureka, CA 95503 Telephone: (707) 521-4122 Email: mbalok@agloan.com Attention: Mike Balok	$7,637,748.00	0.412851243%	$2,062,252.00	0.374954909%	$17,500,000.00	4.117647059%	$11,750,000.00	6.438356164%

Farm Credit West, FLCA	CoBank, ACB	3010 W. Main Street Visalia, CA 93291 Telephone: (559) 738-6174 Email: Rob.stornetta@farmcreditwest.com Attention: Rob Stornettta	$5,747,996.00	0.310702486%	$1,552,004.00	0.282182545%	$23,500,000.00	5.529411765%	$11,750,000.00	6.438356164%

Yosemite Land Bank, FLCA	CoBank, ACB	800 West Monte Vista Avenue Turlock, CA 95382 Telephone: (209) 667-2366 Email: TAD@yfc.ag Attention: Tracy DeAngelo	$2,677,149.00	0.144710757%	$722,851.00	0.131427455%	$5,000,000.00	1.176470588%	$5,000,000.00	2.739726027%

AgChoice Farm Credit, ACA, on behalf of itself and its wholly-owned Subsidiaries, AgChoice Farm Credit, FLCA, and AgChoice Farm Credit, PCA	CoBank, ACB	900 Bent Creek Blvd Mechanicsburg, PA 171050 Telephone: (717) 796-9372 Email: jlarock@agchoice.com Attention: Josh Larock	$2,677,149.00	0.144710757%	$722,851.00	0.131427455%	$5,000,000.00	1.176470588%	$2,500,000.00	1.369863014%

Farm Credit Services of America, FLCA	CoBank, ACB	5015 South 118th Street Omaha, NE 68137 Email: capitalmarkets@fcsamerica.com Attention: Nick King	$16,929,029.00	0.915082649%	$4,570,971.00	0.831085636%	$60,000,000.00	14.117647059%	$20,000,000.00	10.958904110%

AgFirst Farm Credit Bank	CoBank, ACB	1901 Main Street Columbia SC 29201 Telephone: (803) 753-2321 Email: mjeffords-servicing@agfirst.com Attention: Matt Jeffords	$13,936,922.00	0.753347135%	$3,763,078.00	0.684196000%	$31,000,000.00	7.294117647%	$10,500,000.00	5.753424658%

AgCountry Farm Credit Services, FLCA	CoBank, ACB	600 South Highway 169, Suite 850 Minneapolis MN 55426 Telephone: (952) 428-7944 E-Mail: lisa.caswell@fcscfg.com Attention: Lisa Caswell	$13,228,264.00	0.715041297%	$3,571,736.00	0.649406545%	$31,000,000.00	7.294117647%	$30,000,000.00	16.438356164%

Farm Credit Mid-America, FLCA	CoBank, ACB	1601 UPS Drive Louisville KY 40223 Telephone: (502) 420-3786 E-Mail: Tabatha.Hamilton@e-farmcredit.com Attention: Tabatha Hamilton, Vice President	$6,771,612.00	0.366033081%	$1,828,388.00	0.332434182%	$19,000,000.00	4.470588235%	$10,000,000.00	5.479452055%

Greenstone Farm Credit Services, FLCA	CoBank, ACB	3515 West Road East Lansing, MI 48823 Telephone: (517) 318-5357 E-Mail: shane.prichard@greenstonefcs.com Attention: Shane Prichard, Lending Officer	$16,220,372.00	0.876776865%	$4,379,628.00	0.796296000%	$19,000,000.00	4.470588235%	$10,000,000.00	5.479452055%

Farm Credit of New Mexico, FLCA, a wholly owned subsidiary of Farm Credit of New Mexico, ACA	CoBank, ACB	5651 Balloon Fiesta Parkway, NE Albuquerque, NM 87113 Telephone: (505) 884-1048 Email: nmparticipationteam@farmcreditnm.com Attention: Jerry Briese, Vice President	N/A	N/A	N/A	N/A	$17,500,000.00	4.117647059%	$10,000,000.00	5.479452055%

Compeer Financial, FLCA	CoBank, ACB	2600 Jenny Wren Trail Sun Prairie WI 53590 Telephone: (630) 300-0591 Email: Betty.Janelle@compeer.com Attention: Betty Janelle	$27,322.665.00	1.476900811%	$7,377,335.00	1.341333636%	$10,000,000.00	2.352941176%	$27,500,000.00	15.068493151%

Farm Credit East, ACA	CoBank, ACB	240 South Rd. Enfield, CT 06082-4551 Email: eric.pohlman@farmcrediteast.com Attention: Eric Pohlman	N/A	N/A	N/A	N/A	$7,000,000.00	1.647058824%	$11,750,000.00	6.438356164%